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                                                                  Exhibit 10.6


                           TAX ALLOCATION AGREEMENT
                           ------------------------

     This Tax Allocation Agreement (this "Agreement") is entered into as of August 25, 2000 by and between Arthur D. Little, Inc., a Massachusetts corporation, and c-quential, Inc., a Delaware corporation.

     WHEREAS, the execution and delivery of this Agreement is a condition to the transactions contemplated by the Reorganization Agreement dated as of August 25, 2000 by and among Arthur D. Little, Inc., c-quential, Inc. and other parties thereto (the "Reorganization Agreement");

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.
            -----------

     Section 1.1  Defined Terms.  For purposes of this Agreement, the following
                  -------------
terms shall have the following meanings.

     "Affiliated Group" means an affiliated group within the meaning of Section 1504(a) of the Code.

     "Ancillary Agreement" shall have the meaning given to such term in the Reorganization Agreement, excluding this Agreement.

     "ADL Affiliated Group" means Parent and all other corporations that may now or from time to time hereafter constitute an Affiliated Group with Parent as the Common Parent.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combined Return" means any Return (other than a Consolidated Return) that is filed on a consolidated, combined or unitary basis (including any state, local, or foreign Return filed on such basis) that includes at least one Parent Subsidiary and one Sub Subsidiary.

     "Combined Tax" means any Tax reported on a Combined Return.

     "Combined Utilized Tax Benefit" means, for any period reported on a Combined Return, the reduction (if any) in Combined Taxes resulting from the use by the group of entities included in such Combined Return of any credits, deductions, losses or other items attributable to the Sub Subsidiaries that could not be used to reduce the Hypothetical Combined Tax or increase the Hypothetical Combined Refund for such period or any prior period reported on a Combined Return.

     "Common Parent" means the common parent, within the meaning of Section 1504(a) of the Code, of an Affiliated Group.

     "Consolidated Return" means the Federal Income Tax Return of the ADL Affiliated Group for any Consolidated Return Year.

     "Consolidated Return Year" means any taxable year (i) during any part of which Sub is a member of the ADL Affiliated Group, and (ii) with respect to which the ADL Affiliated Group files a consolidated Federal Income Tax Return under Section 1501 of the Code.

     "Consolidated Tax" means any Tax reported on a Consolidated Return.

     "Effective Date" shall have the meaning given to such term in the Reorganization Agreement.

     "Estimated Payment Date" means any date in a Consolidated Return Year upon which the ADL Affiliated Group is required to make a payment of estimated Federal Income Tax.

     "Federal Income Tax" means any Tax imposed by Subtitle A of the Code.

     "Federal Income Tax Return" means a Return filed with respect to Federal Income Taxes.

     "Federal Utilized Tax Benefit" means, for any Consolidated Return Year, the reduction (if any) in Consolidated Taxes resulting from the use by the ADL Affiliated Group of any credits, deductions, losses or other items attributable to the Sub Group that could not be used to reduce the Hypothetical Federal Tax or increase the Hypothetical Federal Refund for such Consolidated Return Year or any prior Consolidated Return Year.

     "Hypothetical Combined Tax" and "Hypothetical Combined Refund" are defined in Section 5.

     "Hypothetical Federal Tax" and "Hypothetical Federal Refund" are defined in
Section 4.

     "Independent Director" with respect to Sub, shall mean a member of the Sub Board of Directors who is not an employee or officer of Sub or an officer, employee or director of Parent or a member of the Parent Group, and with respect to Parent, shall mean a member of the Parent Board of Directors who is not an employee or officer of Parent or a member of the Parent Group.

     "Parent" means Arthur D. Little, Inc., a Massachusetts corporation, or any successor thereto.

     "Parent Group" means the ADL Affiliated Group excluding the Sub Group.

     "Parent Subsidiary" means Parent or any entity in which Parent holds a direct or indirect interest, excluding all Sub Subsidiaries.

     "Reorganization Agreement" is defined in the recitals to this Agreement.

     "Reorganization Tax" means any Tax imposed upon any Parent Subsidiary or Sub Subsidiary with respect to the Reorganization Transaction, including but not limited to any transfer Tax and any Tax imposed on realized gain.

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     "Reorganization Tax Benefit" means the excess of (i) the Total Sub Taxes that would be incurred if the Reorganization Transaction were treated as giving rise to no Reorganization Tax over (ii) the Total Sub Taxes actually incurred. Whenever the Reorganization Tax Benefit is calculated, each of the amounts referred to in clauses (i) and (ii) of the preceding sentence shall be such amounts as of the date of the calculation.

     "Reorganization Transaction" means all of the transactions contemplated in the Reorganization Agreement and Ancillary Agreements considered collectively, excluding transactions contemplated in the Corporate Services Agreement, the Registration Rights Agreement or the Use and Occupancy Agreement.

     "Return" means any Tax return, statement, report, form or election (including, without limitation, estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority, in each case as amended.

     "Return Due Date" means, with respect to any Return, the earlier of (i) the due date (including extensions) of such Return, or (ii) the date such Return is filed.

     "Spin-Off" means a distribution of stock of Sub that is intended to qualify as a transaction described in Section 355 of the Code.

     "Spin-Off Tax" means any Tax incurred by the Parent Group or the Sub Group
(i) as a result of a Spin-Off failing to qualify as a transaction described in
Section 355 of the Code, or (ii) through the application of Section 355(d) or
(e) of the Code to a Spin-Off.

     "Sub" means c-quential, Inc., a Delaware corporation, or any successor thereto.

     "Sub Group" means the group of corporations that would constitute a separate Affiliated Group with Sub as the Common Parent if Sub were not a member of the ADL Affiliated Group.

     "Sub Subsidiary" means Sub or any entity in which Sub holds a direct or indirect interest.

     "Tax" means any tax imposed by the Code, and any net income, capital gains, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding (as payor or recipient), payroll, employment, excise, severance, stamp, capital stock, occupation, property, real property gains, environmental, windfall, premium, custom, duty or other tax, recording fee, governmental fee or other like assessment or charge of any kind whatsoever imposed by any domestic or foreign jurisdiction, together with any related interest, penalties, additions to tax and related costs and expenses (including but not limited to legal and accounting fees).

     "Tax Adjustment" means any adjustment (whether positive or negative) required by a Taxing Authority, or appearing in an amended Return, to any Tax liability or item reflected (or which should have been reflected) in any Return.

     "Tax Advisor" means an attorney, law firm, accountant, accounting firm or other person designated by a party as its tax advisor.

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     "Tax Dispute" means any dispute, controversy or claim between any Parent
Subsidiary and any Sub Subsidiary arising out of or relating to this Agreement, including without limitation the breach, interpretation or validity of any term or condition hereof, or the withholding by Sub or Parent (whether reasonably or unreasonably) of any approval required hereunder other than a consent described in Section 6.1.

     "Taxing Authority" means any governmental authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, or imposition of any Tax.

     "Tax Proceeding" means any Tax audit, dispute or proceeding (whether administrative or judicial).

     "Total Sub Taxes" means the sum of (i) Taxes paid by Sub Subsidiaries, (ii) Hypothetical Federal Taxes and (iii) Hypothetical Combined Taxes, less the sum of (x) Tax refunds received by Sub Subsidiaries, (y) Hypothetical Federal Refunds and (z) Hypothetical Combined Refunds. Whenever Total Sub Taxes are calculated, each of the amounts referred to in clauses (i), (ii), (iii), (x),
(y) and (z) of the preceding sentence shall be the total of all such amounts (with Tax Adjustments taken into account) for all periods beginning on or after the Effective Date (or, with respect to any period beginning before and ending after the Effective Date, the portion of such period beginning on the day after the Effective Date) and ending on or before the date of the calculation. Total Sub Taxes may be either positive or negative.

SECTION 2.  TAX RETURNS, PAYMENTS AND PROCEEDINGS.
            -------------------------------------

     Section 2.1  Consolidated Returns.
                  --------------------

          (a) Parent shall be responsible for the preparation and filing of all Consolidated Returns; provided, however, that Sub shall have the right to review, at least 10 days prior to the Return Due Date of any Consolidated Return, a draft of the portion of such Return that reflects the operations and tax items of the Sub Group.

          (b) Parent shall be responsible for the payment of all Federal Income Taxes attributable to Consolidated Return Years, and shall be entitled to all Federal Income Tax refunds attributable to Consolidated Return Years.

     Section 2.2  Combined Returns.
                  ----------------

          (a) Parent shall be responsible for the preparation and filing of all Combined Returns; provided, however, that Sub shall have the right to review, at least 10 days prior to the Return Due Date of any Combined Return, a draft of the portion of such Return that reflects the operations and tax items of the Sub Subsidiaries included in such Return.

          (b) Parent shall be responsible for the payment of all Taxes attributable to periods and items reflected (or which should have been reflected) in any Combined Return, and shall be entitled to all Tax refunds attributable to periods and items reflected (or which should have been reflected) in any Combined Return.

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     Section 2.3  Tax Proceedings Respecting Consolidated and Combined Returns.
                  ------------------------------------------------------------
Tax Proceedings respecting any Consolidated Return or Combined Return shall be controlled by Parent.

     Section 2.4  Other Party's Tax Objectives Taken Into Account.  In the
                  -----------------------------------------------
preparation of all Returns and in the conduct of all Tax ProceedingsX

          (a) the Parent Subsidiaries shall take into account and promote the Tax objectives of the Sub Subsidiaries, provided that, in so doing, the Parent Subsidiaries are not adversely affected; and

          (b) the Sub Subsidiaries shall take into account and promote the Tax objectives of the Parent Subsidiaries, provided that, in so doing, the Sub Subsidiaries are not adversely affected.

SECTION 3.  REORGANIZATION TAXES; TAX BENEFITS
            ----------------------------------

     Section 3.1  Parent Responsible for Pre-Effective Date Taxes.
                  -----------------------------------------------

          (a) Parent shall be responsible for the payment of all Taxes of all Sub Subsidiaries incurred with respect to periods ending on or before the Effective Date.

          (b) With respect to any period that begins before and ends after the Effective Date, Parent shall be responsible for the payment of all Taxes of all Sub Subsidiaries incurred with respect to the portion of such period ending on the Effective Date.

     Section 3.2 Parent Responsible for Reorganization Taxes. Parent shall be responsible for the payment of all Reorganization Taxes (including Reorganization Taxes reported on Returns filed by Sub Subsidiaries).

     Section 3.3  Reimbursement for Reorganization Tax Benefits.
                  ---------------------------------------------

          (a) The amount of the Reorganization Tax Benefit shall be calculated at such times as Parent may reasonably request, provided, however, that it be calculated annually.

          (b) Promptly upon the approval by Sub and Parent of the calculation referred to in Section 3.3(a) (which approval shall not be unreasonably withheld)X

               (I) Sub shall pay to Parent the excess (if any) of the Reorganization Tax Benefit over the total of all payments previously made by Sub under this Section 3.3 (net of the total of all payments previously made by Parent under this Section 3.3), and

               (II) Parent shall pay to Sub the excess (if any) of the total of all payments previously made by Sub under this Section 3.3 (net of the total of all payments previously made by Parent under this Section 3.3) over the Reorganization Tax Benefit.

          (c) Notwithstanding any other provision of this Section 3.3, the total of all payments made by Sub under this Section 3.3 (net of the total of all payments made by Parent under this Section 3.3) shall not exceed the total of all Reorganization Taxes.

     Section 3.4  Reimbursement for Federal Utilized Tax Benefits.
                  -----------------------------------------------

          (a) The amount of the Federal Utilized Tax Benefit for any Consolidated Return Year shall be calculated at such time as Sub may reasonably request, provided, however, that it be calculated annually.

          (b) Promptly upon the approval by Sub and Parent of the calculation referred to in Section 3.4(a) (which approval shall not be unreasonably withheld), Parent shall pay to Sub the amount (if any) of the Federal Utilized Tax Benefit.

          (c) When any Tax Adjustment becomes final, the Federal Utilized Tax Benefit for each affected Consolidated Return Year shall be recalculated taking such Tax Adjustment into account. After approval by Parent and Sub of such a recalculation for any affected Consolidated Return Year (which approval shall not be unreasonably withheld), Sub shall pay to Parent or Parent shall pay to Sub (as appropriate) an amount equal to the difference between the recalculated Federal Utilized Tax Benefit for such affected Consolidated Return Year and any amounts previously paid with respect to such Consolidated Return Year under this
Section 3.4, together with interest thereon at the rate interest would be paid on a Federal Income Tax overpayment (in the case of a payment by Parent to Sub) or on a Federal Income Tax underpayment (in the case of a payment by Sub to Parent) paid at the time of such payment.

     Section 3.5  Reimbursement for Combined Utilized Tax Benefits.  Payments
                  ------------------------------------------------
shall be made with respect to all Combined Utilized Tax Benefits, and the calculation and recalculation of the amounts of such payments, and the approval and timing of such payments, shall be similar to and consistent with the procedures set out in Section 3.4.

     Section 3.6  Partial Years.  If Sub is a member of the ADL Affiliated Group
                  -------------
for less than an entire Consolidated Return Year, or if all of the Sub Subsidiaries that are included in a Combined Return for any period are includible for less than the entire period, the calculation of the Reorganization Tax Benefit, Federal Utilized Tax Benefit and/or Combined Utilized Tax Benefit (as appropriate) shall be similar to and consistent with the procedures set out in Section 4.2.

SECTION 4.  INTERCOMPANY PAYMENTS RESPECTING FEDERAL INCOME TAXES.
            -----------------------------------------------------

     Section 4.1  Hypothetical Federal Taxes and Refunds.  For each Consolidated
                  --------------------------------------
Return YearX

          (a) Sub shall pay to Parent an amount equal to the amount of any Federal Income Tax for which Sub would have been liable (including interest for which Sub would have been liable, but excluding Tax penalties for which Sub would have been liable) had Sub filed consolidated Federal Income Tax Returns for the Sub Group, separate and apart from the Parent Group, for all periods beginning on or after Effective Date (the "Hypothetical Federal Tax");

          (b) Parent shall pay to Sub an amount equal to the amount of any refund of Federal Income Tax that Sub would have received (including interest that Sub would have received) had Sub filed consolidated Federal Income Tax Returns for the Sub Group, separate and apart from the Parent Group, for all periods beginning on or after the Effective Date (the "Hypothetical Federal Refund");

          (c) the calculation of the Hypothetical Federal Tax or Hypothetical Federal Refund shall be made by assuming that Sub made such Tax elections and choices of methods as would most benefit the Sub Group;

          (d) the calculation of the Hypothetical Federal Tax or Hypothetical Federal Refund shall be made by Parent and submitted to Sub for review and approval at least 10 days prior to the Return Due Date of the Consolidated Return for the Consolidated Return Year, and Sub's approval of such calculation shall not be unreasonably withheld;

          (e) except as provided in Section 4.3, all payments required by this
Section 4.1 shall be paid promptly upon the approval referred to in Section 4.1(d); provided, however, that (except as provided in Section 4.3) no such payment shall be due prior to 3 days before the Return Due Date of the Consolidated Return for the Consolidated Return Year; and

          (f) notwithstanding any other provision of this Section 4.1, when calculating the Hypothetical Federal Tax or Hypothetical Federal Refund for any Consolidated Return Year, any item which gave rise to a Federal Utilized Tax Benefit in a prior Consolidated Return Year shall not be taken into account.

     Section 4.2  Sub Not a Member for Entire Consolidated Return Year.  If Sub
                  ----------------------------------------------------
is a member of the ADL Affiliated Group for less than the entire Consolidated Return Year, the Hypothetical Federal Tax or Hypothetical Federal Refund shall be calculated by hypothetically closing the books of the Sub Group as of the day before the first day and as of the last day that Sub is a member of the ADL Affiliated Group and taking into account only those items that accrue in that portion of the Consolidated Return Year during which Sub is a member of the ADL Affiliated Group, unless Sub and Parent agree otherwise.

     Section 4.3  Estimated Payments.  For each Estimated Payment Date in any
                  ------------------
Consolidated Return YearX

          (a) Parent shall calculate for the Sub Group an estimated Hypothetical Federal Tax in a manner that is similar to and consistent with the Hypothetical Federal Tax calculations set out in Sections 4.1 and 4.2;

          (b) Sub shall assist and cooperate with Parent in good faith and to the extent necessary for Parent to make the calculation referred to in Section 4.3(a) reasonably accurately;

          (c) the calculation referred to in Section 4.3(a) shall be submitted to Sub for review and approval at least 10 days prior to the related Estimated Payment Date, and Sub's approval of such calculation shall not be unreasonably withheld; and

          (d) promptly upon the approval referred to in Section 4.3(c), Sub shall pay to Parent the approved amount; provided, however, that no such payment shall be due prior to 3 days before the related Estimated Payment Date.

     Section 4.4  Adjustments for Estimated Payments.  Amounts paid under
Section 4.3 shall be taken into account when calculating the payments due under Sections 4.1 and 4.2.

     Section 4.5  Tax Adjustments.  When any Tax Adjustment made with respect to
                  ---------------
any Consolidated Return becomes finalX

          (a) Parent shall promptly recalculate the Hypothetical Federal Tax or Hypothetical Federal Refund for all affected Consolidated Return Years taking such Tax Adjustment into account;

          (b) the recalculation referred to in Section 4.5(a) shall be promptly submitted to Sub for review and approval, and Sub's approval of such recalculation shall not be unreasonably withheld; and

          (c) promptly upon the approval referred to in Section 4.5(b), Sub shall pay to Parent or Parent shall pay to Sub (as appropriate), an amount equal to the difference between the recalculated Hypothetical Federal Tax or recalculated Hypothetical Federal Refund and the Hypothetical Federal Tax or Hypothetical Federal Refund, together with interest thereon at the rate interest would be paid on a Federal Income Tax overpayment (in the case of a payment by Parent to Sub) or on a Federal Income Tax underpayment (in the case of a payment by Sub to Parent) paid at the time of such payment.

     Section 4.6  Estimated Federal Income Tax Underpayment Penalties. No
                  ---------------------------------------------------
intercompany payments shall be made with respect to Consolidated Tax penalties except for penalties arising from the underpayment of estimated Consolidated Taxes. For each Consolidated Return YearX

          (a) Parent shall calculate for the Sub Group the amount (if any) of the penalty for underpayment of Federal Income Taxes for which Sub would have been liable had Sub filed consolidated Federal Income Tax Returns for the Sub Group, separate and apart from the Parent Group, for all periods beginning on or after the Effective Date. Such calculation shall be made in a manner that is consistent with the Hypothetical Federal Tax calculations set out in Sections
4.1 and 4.2;

          (b) the calculation referred to in Section 4.6(a) shall be submitted to Sub for review and approval, and Sub's approval of such calculation shall not be unreasonably withheld; and

          (c) promptly upon the approval referred to in Section 4.6(b), Sub shall pay to Parent the approved amount (if any).

SECTION 5.  INTERCOMPANY PAYMENTS RESPECTING COMBINED TAXES.
            -----------------------------------------------

     Section 5.1 Payments and Calculations. Payments between Parent and Sub shall be made with respect to all Combined Taxes, and the calculation and recalculation of the amounts of such payments, and the review, approval and timing of such payments, shall be similar to and consistent with the procedures set out in Section 4.

     Section 5.2  Estimated Combined Tax Underpayment Penalties.  No
                  ---------------------------------------------
intercompany payments shall be made with respect to Combined Tax penalties except for penalties arising from the underpayment of estimated Combined Taxes. The calculation and payment of any hypothetical estimated Combined Tax underpayment penalty shall be similar to and consistent with the procedures set out in Section 4.6.

     Section 5.3  Definitions.  For purposes of this Agreement, the term
                  -----------
"Hypothetical Combined Tax" means an amount calculated under this Section 5 that is payable by Sub, and the term "Hypothetical Combined Refund" means an amount calculated under this Section 5 that is payable by Parent.

SECTION 6.  MEMBERSHIP IN AFFILIATED GROUP; CONTROL.
            ---------------------------------------

     Section 6.1 Sub Covenants. Sub hereby covenants and agrees that it shall not without Parent's consent (which may be withheld for any reason) take any action that could result in, or fail to take any action where such failure could result inX

            (a) Sub no longer being a member of the ADL Affiliated Group;

            (b) the Parent Group no longer being in "control" of Sub within the meaning of Section 368(c) of the Code; or

            (c) the Parent Group including in income any "excess loss account" in the stock of Sub under Treasury Regulations Section 1.1502-19;

except to the extent that an outcome described in one or more of the immediately preceding clauses (a), (b) or (c) is the direct or indirect result of the exercise (or treatment as exercised under Treasury Regulations Section 1.1504-4) of options issued (prior to a distribution of Sub stock constituting "control" of Sub within the meaning of Section 368(c) of the Code) under the c-quential, Inc. 2000 Stock Option and Incentive Plan (as amended from time to time).

     Section 6.2  Sub Indemnification  Sub shall be responsible for, and shall
                  -------------------
indemnify and hold the Parent Group harmless from, any increase in Taxes caused by any breach of the covenants set out in Section 6.1, including but not limited to (i) Taxes incurred by reason of including in income any excess loss account under Treasury Regulations Section 1.1502-19 that would not have been included in income in the absence of such breach, (ii) Taxes incurred by reason of including in income any deferred intercompany gain under Treasury Regulations
Section 1.1502-13 that would not have been included in income in the absence of such breach, and (iii) Taxes incurred upon a distribution of Sub stock that would not have been incurred in the absence of such breach.

SECTION 7.  COOPERATION.
            -----------

     Section 7.1 Cooperation Generally. Parent and Sub agree to cooperate fully with each other in connection with all matters subject to this Agreement. Such cooperation includes but is not limited toX

          (a) making personnel and records available within 10 days (or such other period as may be reasonable under the circumstances) after a request for such personnel or records is made by the other party;

          (b) retaining all records which may contain information or provide evidence relevant to any open taxable period;

          (c) executing, acknowledging and delivering any instrument or document that may be necessary or helpful in connection with (i) any Return that the other party has the authority to prepare and file, (ii) any Tax Proceeding that the other party has the authority to control, or (iii) the carrying out of any obligation of the other party under this Agreement;

          (d) using best efforts to obtain any documentation from any Taxing Authority, governmental authority or other third party that may be necessary or helpful in connection with the foregoing; and

          (e) keeping the other party fully informed with respect to any material developments relating to any matter subject to this Agreement.

     Section 7.2  Indemnities.  Parent agrees to indemnify and hold harmless
                  -----------
each Sub Subsidiary (and their officers and employees), and Sub agrees to indemnify and hold harmless each Parent Subsidiary (and their officers and employees) from any Tax attributable to the negligence or misconduct of a Parent Subsidiary or Sub Subsidiary, as the case may be, in supplying inaccurate or incomplete information under Section 7.1.

SECTION 8.  SPIN-OFF PROVISIONS.
            -------------------

     Section 8.1 Prior to the Parent Group engaging in a Spin-Off of Sub, Parent and Sub shall enter into an agreement that shall include customary provisions, covenants and indemnities, including but not limited toX

          (a) Sub's indemnity of the Parent Group for any Spin-Off Tax attributable to any act or omission of the Sub Group, except to the extent that any Spin-Off Tax is the direct or indirect result of the exercise of options issued prior to the Spin-Off under the c-quential, Inc. 2000 Stock Option and Incentive Plan (as amended from time to time).

          (b) Parent's indemnity of the Sub Group for any Spin-Off Tax attributable to any act or omission of the Parent Group;

          (c) Sub's covenant not to participate in any merger, reorganization, acquisition, equity restructuring or other transaction that results in one or more persons acquiring in Sub a 50% or greater interest, within the meaning of
Section 355(e) of the Code, within the 4 year period beginning 2 years prior to the Spin-Off, except for the issuance of options prior to the Spin-Off, or the exercise of options issued prior to the Spin-Off, under the c-quential, Inc. 2000 Stock Option and Incentive Plan (as amended from time to time);

          (d) Parent's covenant not to participate in any merger, reorganization, acquisition, equity restructuring or other transaction that results in one or more persons acquiring in Parent a 50% or greater interest, within the meaning of Section 355(e) of the Code, within the 4 year period beginning 2 years prior to the Spin-Off;

          (e) customary provisions regarding cooperation, exchange of information, and control of audits and litigation respecting Taxes; and

          (f) customary provisions regarding consistency in tax return positions.

SECTION 9.  MISCELLANEOUS.
            -------------

     Section 9.1  Survival.  No provision of the Reorganization Agreement shall
                  --------
operate so as to terminate the operation of any provision of this Agreement. This Agreement shall survive a Spin-Off or other separation transaction except to the extent amended by an agreement described in Section 8.1 or an amendment described in Section 9.4.

     Section 9.2  Confidentiality.  The provisions of the Reorganization
                  ---------------
Agreement relating to confidentiality shall apply with respect to any information obtained or learned by either party from the other party in connection with the parties' performance of their respective obligations hereunder.

     Section 9.3  Tax Dispute Resolution.  All Tax Disputes shall be resolved by
                  ----------------------
mutual agreement of the Tax Advisors of the disputing parties, but if with respect to any Tax Dispute the Tax Advisors of the disputing parties cannot reach an agreement, then the disputing parties shall appoint a mutually agreeable Tax Advisor to resolve the Tax Dispute, and if the disputing parties cannot agree on a Tax Advisor to so appoint, then the Tax Dispute shall be resolved in accordance with the provisions of Section 11.3 of the Reorganization Agreement relating to dispute resolution.

     Section 9.4  Amendment and Waiver.  The provisions of this Agreement,
                  --------------------
including, without limitation, this Section, may not be waived and this Agreement shall not be amended or modified except in accordance with this Section. The provisions of this Agreement may be waived only by the written consent of a majority of the Independent Directors of the party which is the beneficiary of the particular provision being waived. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion. The provisions of this Agreement may be amended, modified or supplemented only by the written consent of a majority of the Independent Directors of each of the parties.

     Section 9.5  Notices.  Any notice to any party hereto given pursuant to
                  -------
this Agreement shall be in writing and shall be given by the means, and to the addresses, set forth in the "Notices" section of the Reorganization Agreement.

     Section 9.6  Successors and Assigns.  This Agreement may not be assigned by
                  ----------------------
either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable against the respective successors and permitted assigns of the parties hereto.

     Section 9.7  Entire Agreement; Parties in Interest.  This Agreement, the
                  -------------------------------------
schedules hereto (if any) and any applicable provisions of the Reorganization Agreement and the Ancillary Agreements comprise the entire agreement between the parties hereto as to the subject matter hereof and supersede all prior agreements and understandings between them relating to the subject matter hereof, and, except as explicitly provided, are not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies.

     Section 9.8  Overlap with Other Agreements.  If both (i) the provisions of
                  -----------------------------
this Agreement and (ii) the provisions of the Reorganization Agreement or any Ancillary Agreement are by their terms applicable, then both the provisions of this Agreement and such other agreement shall apply, but if the provisions of this Agreement and such other agreement are in conflict, then (with respect to matters subject to this Agreement) the provisions of this Agreement shall control.

     Section 9.9  Severability.  If any term or provision of this Agreement or
                  ------------
the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     Section 9.10  Captions. Captions and headings are supplied herein for
                   --------
convenience only and shall not be deemed a part of this Agreement for any purpose.

     Section 9.11  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

     Section 9.12  Counterparts.  This Agreement may be executed in several
                   ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

                                 [End of Text]

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

     IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal as of the date first written above.

                                    PARENT:

                                    Arthur D. Little, Inc., a Massachusetts
                                    corporation

                                    By: /s/ Mark A. Brodsky
                                       ----------------------------------
                                       Name: Mark A. Brodsky
                                       Title: Executive Vice President

                                    SUB:

                                    c-quential, Inc., a Delaware corporation

                                    By: /s/ Lorenzo C. Lamadrid
                                       ----------------------------------
                                       Name: Lorenzo C. Lamadrid
                                       Title: Director

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